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                                                                   Exhibit 10.12


                              CONSULTING AGREEMENT


         This Consulting Agreement is entered into this 1st day of August, 1996, by and between Jack B. Bailey (the "CONSULTANT") and New American Healthcare Corporation, a Tennessee corporation (the "CORPORATION").

         WHEREAS, the Corporation wishes to retain the Consultant to provide advisory consulting services and other assigned projects, and the Consultant wishes to accept such position; and

         WHEREAS, Consultant has a great number of contacts within the healthcare community throughout the United States and has utilized and will continue to utilize his positive relationships to provide leads for acquisitions for the Corporation and its affiliates throughout the United States.

         NOW, THEREFORE, and in consideration of the amounts and services set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Engagement as Consultant. The Corporation has retained the Consultant to provide advisory consulting services and other assigned projects, including, but not limited to: (i) actively assist in the transition as requested by NAHC, including but not limited to maintaining support for Corporation from the medical staff, advising Corporation on Hospital strategies and operations, assisting with evaluations of employees, assisting with the determination of needed capital expenditures, advising on the recruitment of physicians, advising on the political relationship of Doctors Hospital of Wentzville to area elected officials and employers and assisting with tertiary health care affiliation relationships; (ii) pro-actively seek acquisition leads for the Corporation; (iii) visit hospitals, as requested by Corporation, to build relationships with key decision makers; (iv) perform initial site visits, as requested by Corporation, to provide information to be used in determining Corporation's interest in hospitals; (v) perform analysis on hospitals, as requested by Corporation, for possible contacts to acquire or lease; (vi) perform other duties as requested by the senior management of Corporation which are consistent with Consultant's status as an independent contractor and not an employee. During the term of this Agreement, Consultant will not use for his personal benefit or for the direct or indirect benefit of any other person or business entity, whether or not for monetary gain, any leads for potential acquisitions or management or consulting or joint venture relationships within the healthcare field, including, without limitation, any information related to the potential acquisition of any hospital, joint venture of any hospital, or any other healthcare entity or business; all of which Consultant agrees to provide exclusively to the Corporation, unless the Corporation formally and in writing rejects such potential business; provided, further, leads with respect to and acquisitions within fifty (50) miles of Springfield, Illinois are excluded from this provision. As an independent contractor, the Consultant is subject to the control or direction of Corporation as to the result to be accomplished by Consultant's work, and not as to the means and methods for accomplishing that result. The Consultant agrees to use his reasonable best efforts to assist the Corporation with respect to its operations, business, ethics and affairs. The Consultant agrees that he will spend no less than one hundred (100) hours per month





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in performing the above duties and assignments. The Consultant agrees that within ten (10) days following the end of each month he will submit to the Corporation a reasonably detailed report of activities, disposition of activities/status, date of activities, hours (or tenths thereof) dedicated on such date to performing such activities, all in the form reasonably satisfactory to the Corporation.

         2. Term.

                  (a) This term of this agreement shall commence and be effective on August 1, 1996, the closing date of the Asset Purchase Agreement dated July 31, 1996 between Doctors Hospital - Wentzville, L.P. and NAHC of Missouri, Inc. (the "Asset Purchase Agreement"). Unless earlier terminated as otherwise provided herein, said term of the agreement shall continue until the third anniversary of such date of term of commencement, at which time the agreement will expire unless extended on terms mutually agreeable to the parties.

                  (b) Consultant's agreement hereunder shall be terminable by the Corporation at any time for cause, which shall include but not be limited to
(i) insubordination, malfeasance, or misconduct, including breach of business ethics; (ii) charge or conviction of a felony or of a misdemeanor involving moral turpitude; (iii) the inability of Consultant to perform his duties hereunder for a period of ninety (90) consecutive days (or ninety (90) days in any one-hundred twenty (120) consecutive day period) by reason of illness or mental or physical disability; (iv) death; (v) other circumstances deemed by Corporation to be materially detrimental to Corporation. In the case of termination under this Section 2(b), all obligations of the parties shall cease except the Consultant's obligations under Sections 4 and 5 hereof.

         3. Compensation. Commencing as of the date hereof, during the term the Corporation shall pay the Consultant in monthly installments of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) or a pro rata amount for any period less than a full month payable on the last day of each month with respect to the preceding month.

         4. Confidentiality. The Consultant shall not, either during or after the term hereof, disclose to any person confidential or proprietary information concerning the Corporation's business.

         5. Non-Compete.

                  (a) Consultant recognizes and acknowledges that all information pertaining to the Business and the related affairs, clients, customers or other relationships of Corporation is confidential and is a unique and valuable asset of Corporation. Access to and knowledge of this information were and are essential to the performance of Consultant's duties to Corporation. Consultant will not during his retention as a consultant or thereafter, except to the extent reasonably necessary in the performance of his duties for Corporation, give to any person, firm, association, or governmental agency any information concerning the affairs, business, clients, customers or other relationships of Corporation except as required by law. Consultant will not make use of this type of information for his own purposes or for the benefit of any person or organization other than Corporation. Consultant shall use his best efforts to prevent the disclosure of this information by




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others. All records, memoranda, copies thereof, etc. relating to the Business whether made by Consultant or otherwise coming into his possession are confidential and will remain the property of Corporation and all of the same shall be returned to the Corporation promptly upon request by the Corporation.

                  (b) Consultant hereby covenants and agrees with Corporation that during the "Noncompete Period" within the "Noncompete Area" he shall not directly or indirectly, (a) acquire, lease, manage, consult for, finance or own any part of (as member, shareholder or partner) any health care facility which provides any services similar to the services provided by the Hospital or what are normally provided by a non-urban hospital, including but not limited to, skilled nursing, obstetrics, psychiatric, alcohol/chemical dependency, rural health, primary care, urgent care, ambulatory surgery, diagnostics, psychiatric counseling, home health, management service organization, network for contracting for managed care, managed care organization, or any other health related services, or (b) solicit for employment or employ any person who at Closing became an employee of Corporation's subsidiary, or (c) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between Corporation or its subsidiary(ies), on the one hand, and any physician, physician group, or other healthcare provider with whom Corporation or its subsidiary(ies) contracts with in connection with the Hospital, on the other hand. The "NONCOMPETE PERIOD" shall commence at the Closing and terminate on the third anniversary thereof. The "NONCOMPETE AREA" shall mean the area within a fifty (50)-mile radius of the Hospital. The following shall not be deemed a breach of this covenant: (i) advertisements for the Springfield Illinois Hospital which is partially owned by Mr. Bailey and Dr. Coughlin, which are not targeted to the Noncompete Area, but which incidentally happen to overlap into the Noncompete Area; and (ii) ownership of less than five percent (5%) of the stock of a publicly held company.

         6. Set-Off Rights. If the Corporation or the Corporation's subsidiary has any claims against the Consultant or against the Doctors Hospital - Wentzville, L.P. or its general partner under that certain Asset Purchase Agreement (the "AGREEMENT") dated July 31, 1996 by and between Doctors Hospital
- Wentzville and the Corporation's subsidiary, or under any contracts or documents accompanying or executed in connection with the closing thereunder, Corporation and its subsidiaries may set off the amounts of such claims against the payments to be made to Consultant under this agreement (the "SET-OFF RIGHTS"). It will be in the sole discretion of the Corporation whether to use the Set-Off Rights or whether to exercise any other remedies that may be available to the Corporation and its subsidiaries under the terms of the Agreement. Exercise of its Set-Off Rights by the Corporation will in no way serve to prevent the Corporation from exercising any additional remedies that are necessary or available against the Consultant or against Doctors Hospital - Wentzville, L.P. or its general partner.

         7. No Agency and Not Employee. It is understood that the Consultant is to act as a consultant and advisor to the Corporation and is not an agent or employee of the Corporation in any respect. The Consultant shall have no right, authority or power to act for or on behalf of the Corporation.





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         8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee, which the parties mutually agree is the appropriate law to govern the relationship hereunder.

         9. Assignment. All terms of this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Corporation. The Consultant may not assign or delegate his duties and obligations hereunder without the prior written consent of the Corporation.

         10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         11. Entire Agreement. This instrument contains the entire agreement of the parties and may be changed only by an agreement in writing signed by each of the parties hereto. All capitalized terms not defined herein shall have the same meaning as given them in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date set forth above.

                                    CORPORATION

                                    NEW AMERICAN HEALTHCARE CORPORATION



                                    By:     ____________________________________

                                    Title:  ____________________________________


                                    CONSULTANT



                                    --------------------------------------------
                                    JACK B.  BAILEY






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